T. Rowe Price Goldman Sachs All Equity Access Fund N-2A

Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form N-2 of T. Rowe Price Goldman Sachs All Equity Access Fund of our report dated August 14, 2026, relating to the financial statements of T. Rowe Price Goldman Sachs All Equity Access Fund, which appear in such Registration Statement. We also consent to the references to us under the heading, "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

August 26, 2026